Exhibit 10.11

APARTMENT INCOME REIT CORP.

2020 STOCK AWARD AND INCENTIVE PLAN

Apartment Income REIT Corp., a Maryland corporation, has adopted the Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan (the “Plan”) for the benefit of eligible employees, consultants, advisors and directors of the Company, the Partnership, the Company Subsidiaries and the Partnership Subsidiaries (each as defined below).

ARTICLE 1

Purpose of Plan; Definitions

1.1 Purpose. The purpose of the Plan is to reinforce the long-term commitment to the Company’s success of those officers (including officers who are directors of the Company), employees, independent directors, consultants and advisors of the Company, the Partnership, the Company Subsidiaries and the Partnership Subsidiaries who are or will be responsible for such success; to facilitate the ownership of the Company’s stock by such individuals, thereby reinforcing the identity of their interests with those of the Company’s stockholders; and to assist the Company, the Partnership, the Company Subsidiaries and the Partnership Subsidiaries in attracting and retaining officers and employees, directors and consultants and advisors with experience and ability.

1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if the Board does not administer the Plan, the Committee in accordance with Article 2.

(b) “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s fmancial statements under United States federal securities laws from time to time.

(c) “Award” means any of the following granted under the Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Other Incentive Awards, Cash-Based Awards or LTIP Unit, and any combination of the foregoing.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award granted pursuant to Article 8.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(g) “Committee” means the Compensation and Human Resources Committee of the Board. If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(h) “Company” means Apartment Income REIT Corp., a Maryland corporation (or any successor corporation).

(i) “Company Employee” means any officer or employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation that is then a Company Subsidiary.

(j) “Company Subsidiaries” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Except with respect to Incentive Stock Options, “Company Subsidiary” shall also mean any partnership in which the Company and/or any Company Subsidiary owns more than fifty percent (50%) of the capital or profits interests; provided, however, that “Company Subsidiary” shall not include the Partnership or any Partnership Subsidiary.

(k) “Deferred Stock” means an award made pursuant to Article 7 below of the right to receive Stock at the end of a specified deferral period.

(l) “Effective Date” shall mean the date provided pursuant to Article 14.

(m) “Eligible Persons” means any person eligible to participate in the Plan pursuant to Section 4.1 including Independent Directors.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o) “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder (i) if the shares of Stock are admitted to trading on a national securities exchange, fair market value of the shares of Stock on any date shall be the closing sale price reported for the shares of Stock on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the shares of Stock are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and have been designated as a National Market System (“NMS”) security, fair market value of the shares of Stock on any date shall be the closing sale price reported for the shares of Stock on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the shares of Stock are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, fair market value of the shares of Stock on any date shall be the average of the highest bid and lowest asked prices of the shares of Stock on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

(p) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q) “Independent Director” means a member of the Board who is not a Company Employee or a Partnership Employee.

(r) “LTIP Unit” means an “LTIP Unit” of the Partnership (as defined in the Partnership Agreement) that is granted under Section 7.1 hereof and is intended to constitute a “profits interest” within the meaning of the Code.

(s) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(t) “Other Incentive Award” shall mean an Award denominated in, linked to or derived from shares of Stock or value metrics related to shares of Stock, granted pursuant to Section 7.4 hereof.

(u) “Participant” means any Eligible Person, or any consultant or advisor to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary selected by the Administrator, pursuant to the Administrator’s authority in Article 2 below, to receive grants of Stock Options, Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing.

(v) “Partnership” means AIMCO Properties, L.P., a Delaware limited partnership.

(w) “Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. (as amended from time to time).

(x) “Partnership Employee” means any officer or employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership, or any entity that is then a Partnership Subsidiary.

(y) “Partnership Subsidiary” means any partnership or limited liability company in any unbroken chain of partnerships or limited liability companies beginning with the Partnership if each of the partnerships or limited liability companies other than the last partnership or limited liability company in the unbroken chain then owns more than fifty percent (50%) of the capital or profits interests in one of the other partnerships or limited liability companies. “Partnership Subsidiary” shall also mean any corporation in which the Partnership and/or any Partnership Subsidiary owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

(z) “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(aa) “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) customer retention; (xxvi) sales-related goals; (xxvii) comparisons with other stock market indices; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) team member satisfaction; (xxxi) research and development achievements; (xxxii) financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; (xxxiv) year-end cash, (xxxv) inventory, (xxxvi) inventory turns, (xxxvii) net inventory turns, (xxxviii) balance sheet measures, (xxxix) portfolio quality. (xl) adjusted funds from operations, WO customer traffic, (xlii) accounts payable to inventory ratio, (xliii) team member retention; (xlv) capital expenditures; (xlvi) average occupancy; (xlvii) year-end occupancy; (xlviii) property operating expense savings; or (xlix) leasing goals, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may designate additional Performance Criteria on which Performance Goals may be based, and may adjust, modify, or amend Performance Criteria.

(bb) “Performance Goals” shall mean, with respect to a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an affiliate, a subsidiary, a division or business unit, or one or more individuals. In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable.

(cc) “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

(dd) “Performance Share” means an award of shares of Stock pursuant to Article 7 that is subject to restrictions based upon the attainment of specified performance objectives determined by the Committee.

(ee) “Restricted Stock” means an award granted pursuant to Article 7 of shares of Stock subject to certain restrictions.

(ff) “Stock” means the Class A Common Stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Class A Common Stock. Debt securities of the Company convertible into Class A Common Stock shall be deemed equity securities of the Company.

(gg) “Stock Appreciation Right” means the right pursuant to an award granted under Article 6 to receive an amount equal to the difference between (A) the Fair Market

Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

(hh) “Stock Option” means any option to purchase shares of Stock granted pursuant to Article 5.

(ii) “Stock Ownership Limit” means the restrictions on ownership and transfer of Stock provided in Section 3.4 of the Company’s Charter.

ARTICLE 2

Administration

2.1 Administrator. The Plan shall be administered by the Board or by a Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code, Rule 16b-3 under the Exchange Act and the applicable stock exchanges.

2.2 Duties and Powers of Administrator. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Other Incentive Awards, LTIP Units, Cash-Based Awards and any combination of the foregoing. In particular, the Administrator shall have the authority to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder and in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it deems necessary or desirable; and to otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

2.3 Delegation of Authority. The Administrator may in his sole and absolute discretion delegate to the Chief Financial Officer of the Company or the Secretary of the Company, or both, any or all of the administrative duties and authority of the Administrator under this Plan, other than the authority to (a) make grants under this Plan to employees who are “officers” of the Company within the meaning of Rule 16(a)-1(b) of the Exchange Act or whose total compensation is required to be reported to the Company’s stockholders under the Exchange Act, (b) determine the price, timing or amount of such grants or (c) determine any other matter required by Rule 16b-3 or Section 162(m) of the Code to be determined in the sole and absolute discretion of the Administrator. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE 3

Stock Subject to Plan

3.1 Number and Source of Shares. The total number of shares of Stock reserved and available for issuance under the Plan shall be 3,000,000 shares. Such shares of Stock may consist, in whole or in part, of treasury shares, authorized and unissued shares or shares of Stock reacquired by the Company. If any shares of Stock subject to an award granted hereunder are forfeited, cancelled, exchanged or surrendered or if an award granted hereunder terminates or expires without a distribution of shares of Stock to the Participant, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, such shares shall again be available for awards under the Plan. If shares of Stock are surrendered or withheld as payment of either the exercise price of an award granted hereunder and/or withholding taxes in respect of such an award, such shares of Stock shall not be returned to the Plan and shall not be available for future awards under the Plan. Upon the exercise of any award granted in tandem with any other award, such related award shall be cancelled to the extent of the number of shares of Stock as to which the award is exercised and, notwithstanding the foregoing, such number of shares of Stock shall no longer be available for awards under the Plan. Upon the exercise of a Stock Appreciation Right, the number of shares of Stock reserved and available for issuance under the Plan shall be reduced by the full number of shares of Stock with respect to which such award is being exercised. Each LTIP Unit issued pursuant to an Award shall be treated as a share of Stock for purposes of calculating the aggregate number of shares of Stock available for issuance under the Plan as set forth in this Section 3.1 and for purposes of calculating the award limits set forth in Sections 3.3 and 3.4 hereof.

3.2 Limit on Incentive Stock Option Grants. In no event will more than 1.5 Million (1,5000,000) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options, subject to adjustment as provided in this Article 3.

3.3 Limitation on Individual Grants. Notwithstanding any provision in the Plan to the contrary, to the extent required to comply with Section 162(m):

(a) the aggregate number of shares of Stock subject to Stock Options and Stock Appreciation Rights awarded to any one Participant during any calendar year may not exceed 1,000,000 shares of Stock;

(b) the aggregate number of shares of Stock subject to Awards other than Stock Options and Stock Appreciation Rights (excluding Awards referenced in Section 3.3(c) below) awarded to any one Participant during any calendar year may not exceed 1,000,000 shares of Stock, respectively; and

(c) the aggregate amount of compensation to be paid to any one Participant in respect to all Awards that are intended to constitute Performance-Based Compensation denominated in cash in any calendar year is $            .

3.4 Limitation on Director Grants. Notwithstanding anything herein to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable fmancial accounting rules) of any Award granted to any Independent Director of the Company during any single calendar year, taken together with any cash fees paid to such person during such calendar year shall not exceed $750,000.

3.5 Adjustment of Awards. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (a) the kind and aggregate number of shares reserved for issuance under the Plan, (b) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan, (c) the kind, number and purchase price of shares issuable pursuant to awards of Restricted Stock, Deferred Stock and Performance Shares and (d) the kind and number of LTIP Units pursuant to awards of LTIP Units to maintain the same estimated fair value of the award before and after the equity restructuring. The form of such adjustment and estimate of fair value shall be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made respecting awards hereunder as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company in connection with Stock Appreciation Rights awarded under the Plan. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property in exchange therefor; provided, that if the exercise price of any outstanding award is equal to or greater than the Fair Market Value of the Stock, cash or other property covered by such award, the Administrator may cancel such award without the payment of any consideration to the Participant.

ARTICLE 4

Eligibility

4.1 General Provisions. Subject to Section 3.1 and the Stock Ownership Limit, officers (including officers who are directors of the Company), employees and Independent Directors of, and consultants and advisors to the Company, any Company Subsidiary, the Partnership and any Partnership Subsidiary who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, any Company Subsidiary and any Partnership Subsidiary, shall be eligible to be granted awards under the Plan. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Persons, consultants and advisors to the Company recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.

ARTICLE 5

Stock Options

5.1 Option Awards. Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into an award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

5.2 Types of Options. The Stock Options granted under the Plan may be of two types: (a) Incentive Stock Options and (b) Non-Qualified Stock Options. The Administrator shall have the authority to grant (x) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) to Company Employees and (y) Non-Qualified Stock Options (with or without Stock Appreciation Rights) to Partnership Employees, and persons who are Independent Directors, consultants or advisors to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Stock Option may be granted to the same optionee and be outstanding concurrently hereunder.

5.3 Terms and Conditions of Options. Stock Options granted under the Plan shall contain such terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on such date. If a Company Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Company Subsidiary or any Partnership Subsidiary that is a corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than one hundred and ten percent (110%) of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted; provided that if a Company Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary that is a corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

5.4 Termination of Employment or Service. If an optionee’s employment with or service as a director of or consultant or advisor to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary terminates by reason of death, disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable award agreement, or as otherwise determined by the Administrator.

5.5 Loans. To the extent permitted by applicable law, the Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (a) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (b) be subject to the terms and conditions set forth in this Section 5.5 and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine; provided that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction; and provided further; that no loan may be made to an executive officer or director of the Company or that would otherwise be in violation of any law.

5.6 Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company or its Company Subsidiaries become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

5.7 Nontransferability of Stock Options. Pursuant to Section 13.6 of the Plan, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, provided that, the Administrator may, in its sole discretion but subject to Section 13.6 of the Plan, provide for the transferability of Stock Options under such terms and conditions as the Administrator shall determine and set forth in the Agreement evidencing such award. Notwithstanding the foregoing, unless permitted by the provisions of Section 422 of the Code, no Stock Option shall be treated as an Incentive Stock Option unless it is at all times subject to the nontransferability provisions of Section 13.6 of the Plan.

ARTICLE 6

Stock Appreciation Rights

6.1 Grant of Rights. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”) either at or after the time of the grant of such Stock Option. Subject to the provisions of Section 409A of the Code, in the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

6.2 Termination of Rights. A Related Right or applicable portion thereof granted in conjunction with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Related Right.

6.3 Exercise of Rights.

(a) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and Stock) equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of shares of Stock in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.

(b) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and Stock) equal in value to the excess of the Fair Market Value as of the date of exercise over the exercise price specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

6.4 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time-to-time by the Administrator; provided, however, that no Stock Appreciation Right shall be exercisable more than ten (10) years after the date such Stock Appreciation Right is granted.

6.5 Termination of Employment or Service. In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

ARTICLE 7

Restricted Stock, Deferred Stock, Performance Shares, LTIP Units and Other Incentive Awards

7.1 General. Restricted Stock, Deferred Stock, Performance Share or LTIP Unit awards may be issued either alone or in addition to other awards granted under the Plan. Without limiting the foregoing, the Administrator is authorized to grant LTIP Units to a Participant in such amounts and subject to such terms and conditions as may be selected by the Administrator;

provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. LTIP Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability (including by redemption or conversion), as the Administrator may impose. To the extent permitted by applicable law, in the discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 5.5 with respect to the exercise of Stock Options.

7.2 Award Agreements. The prospective recipient of a Restricted Stock, Deferred Stock, Performance Share or LTIP Unit award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date.

7.3 Book Entry. The Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.4 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to a Participant, which Awards may cover shares of Stock or the right to purchase shares of Stock or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Stock, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator.

7.5 Restrictions and Conditions. The Restricted Stock, Deferred Stock, Performance Share and LTIP Unit awards granted pursuant to this Article 7 shall be subject to the following restrictions and conditions as determined by the Committee:

(a) Restrictions on Transfer. Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Deferred Stock Award Agreement, Performance Share Award Agreement, LTIP Unit award agreement or other award agreement, as appropriate, governing such award, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares, Deferred Stock or LTIP Units awarded under the Plan; provided that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service, death or “disability” or the occurrence of a “change in control” (each as defined in the agreement evidencing such award).

(b) Termination of Employment or Service. The rights of holders of Restricted Stock, Deferred Stock, Performance Share and LTIP Unit awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the award agreement, as appropriate, governing such awards.

ARTICLE 8

Cash-Based Awards

8.1 The Administrator is authorized to grant Cash-Based Awards to a Participant and to determine whether such Cash-Based Awards shall be Performance-Based Compensation per Article 10 of this Plan. The value of Cash-Based Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

8.2 Without limiting Section 8.1 hereof, the Administrator may grant Cash-Based Awards to a Participant in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 10 hereof.

ARTICLE 9

Amendment and Termination; No Repricing ; Section 409A; Minimum Vesting

9.1 Amendment of the Plan. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent. No such action of the Board, unless taken with the approval of the stockholders of the Company, may increase the maximum number of shares that may be sold or issued under the Plan or alter the class of Employees eligible to participate in the Plan. With respect to any other amendments of the Plan, the Board may in its discretion determine that such amendments shall only become effective upon approval by the stockholders of the Company, if the Board determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under federal or state securities law, federal or state tax law or any other laws or for the purposes of satisfying applicable stock exchange listing requirements.

9.2 Amendment of Awards; No Repricing. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent. Notwithstanding the foregoing or any other provision of the Plan, the Administrator may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted, “underwater” Stock Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Stock Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Stock Option or Stock Appreciation Right and granting either replacement Stock Options or Stock Appreciation Rights having a lower exercise price; or other Awards or cash in exchange; or (iii) repurchasing the underwater Stock Options or Stock Appreciation Rights. For purposes of this Section 9.2, a Stock Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Stock is less than the exercise price of the Stock Option or Stock Appreciation Right.

9.3 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, then the Plan and any agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. In the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and any Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

9.4 Minimum Vesting. No Award shall vest prior to the first anniversary of its date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1 may be granted under the Plan without regard to such minimum vesting provision.

ARTICLE 10

Provisions Applicable to Awards Intended to Qualify as Performance-Based Compensation

10.1 Purpose. The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Participant that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 10 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 10 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

10.2 Applicability. The grant of an Award to a Participant for a particular Performance Period shall not require the grant of an Award to such Participant in any subsequent Performance Period and the grant of an Award to any one Participant shall not require the grant of an Award to any other Participant in such period or in any other period.

10.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the

Committee shall, in writing, (a) designate one or more Participants, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Goals, and (d) specify the relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an applicable Program or Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

10.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or a Company Subsidiary throughout the applicable Performance Period. Performance Awards shall be paid, unless otherwise determined by the Committee, no later than 2 1⁄2 months after the tax year in which the Performance Award vests, consistent with the requirements of Section 409A of the Code. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved.

10.5 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to a Participant and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed under Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 11

Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 12

General Provisions

12.1 Representations. The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates or book entry for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

12.2 Legends. All certificates or book entries for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates or book entries to make appropriate reference to such restrictions.

12.3 Other Plans; No Guarantee of Engagement. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any director, employee, consultant or advisor of the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary any right to continued employment with or service as a director to the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary to terminate the employment or service of any of its directors, employees, consultants or advisors at any time.

12.4 Withholding Requirements. Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary (as the case may be), or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, local or foreign income taxes and payroll taxes of any kind required by law to be withheld (as determined without regard to any potential application of Section 83(c)(3) of the Code). The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by paying cash, by electing to have the Company withhold from delivery of shares of Stock or by delivering already owned unrestricted shares of Stock, in each case, having a value not exceeding the applicable amount of tax required to be withheld, or, if applicable, such other withholding amount as mutually agreed upon by the Company and the Participant (provided, in the case of any Participant who is an officer or director of the Company or whose transactions in the Stock are subject to Section 16 of the Exchange Act, such other amount is approved in advance by the Committee). The number of shares of Stock which may be so withheld shall be valued at their Fair Market Value on the date of withholding or, in the sole discretion of the Company (determined in the case of any Participant who is an officer or director of the Company or whose transactions in the Stock are subject to Section 16 of the Exchange Act, solely by the Committee), the date immediately prior to the date that taxes are required to be withheld. Fractional share amounts shall be settled in cash.

12.5 No Liability. No member of the Board or the Committee, or any director, officer or employee of the Company, and Company Subsidiary, the Partnership or any Partnership Subsidiary shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

12.6 Indemnification. No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 13

Miscellaneous

13.1 Compliance With Laws.

(a) The obligation of the Company to sell or deliver Stock with respect to any award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) Each award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an award or the issuance of Stock, no such award shall be granted, payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such grantee is acquired for investment only and not with a view to distribution. The obligation of the Company to make payment of awards in Stock, LTIP Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act, or any state securities act, any of the shares of Stock or LTIP Units issued in connection with the Plan.

The shares or LTIP Units issued in connection with the Plan may in certain circumstances be exempt from registration under the Securities Act, and the Company may restrict the transfer of such shares or LTIP Units in such manner as it deems advisable to ensure the availability of any such exemption.

13.2 No Rights to Awards; No Stockholder Rights. No Eligible Person shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of grantees. Except as provided specifically herein, a grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the making of a book entry with respect thereto.

13.3 Ownership and Transfer Restrictions. Shares acquired through the realization of awards granted under the Plan shall be subject to the restrictions on ownership and transfer set forth in the Company’s Charter. The Committee (or the Board, in the case of Non-Qualified Stock Options granted to Independent Directors), in its sole and absolute discretion, may impose such additional restrictions on the ownership and transferability of the shares issuable pursuant to Plan awards as it deems appropriate. Any such restriction shall be set forth in the respective award agreement and may be referred to on the certificates or book entries evidencing such shares. The Committee may require a Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of granting such option to such Participant or (ii) one (1) year after the transfer of such shares to such Participant. The Committee may direct that the certificates or book entries evidencing shares acquired by exercise of a Stock Option refer to such requirement to give prompt notice of disposition.

13.4 Restrictions on Ownership. A Stock Option is not exercisable (and an award may not otherwise be realized) if, in the sole and absolute discretion of the Committee, the exercise of such Option or realization of such award would likely result in any of the following:

(a) the Participant’s ownership of Stock being in violation of the Stock Ownership Limit set forth in the Company’s Charter;

(b) income to the Company that could impair the Company’s status as a “real estate investment trust,” within the meaning of Sections 856 through 860 of the Code; or

(c) notwithstanding any other provision of this Plan, a Participant shall have no rights under this Plan to acquire Stock that would otherwise be prohibited under the Company’s Charter.

13.5 Approval of Plan by Stockholders. The Plan remains subject to, and contingent upon approval of the Company’s stockholders, which approval must occur within twelve months of the date the Plan is approved by the Board.

13.6 Nontransferability. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Participant only by such

Participant or his guardian or legal representative. Notwithstanding anything to the contrary herein, no awards granted hereunder shall be transferable for consideration.

13.7 Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

ARTICLE 14

Effective Date of Plan

The Plan was originally adopted by the Board on December 14, 2020 and became effective on December 14, 2020, the date the Company’s sole stockholder approved the Plan (the date of such approval, the “Effective Date”).

ARTICLE 15

Term of Plan

No Awards other than Incentive Stock Options shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date. No Incentive Stock Option may be granted following the tenth anniversary of the date on which the Plan was adopted by the Board, but Incentive Stock Options theretofore granted may extend beyond that date.